Exhibit 10.1

STAPLES, INC.
2012 EMPLOYEE STOCK PURCHASE PLAN

1.    Purpose.
(a)    The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries and Designated Affiliates with an opportunity to purchase Common Stock through accumulated Contributions.
(b)     This Plan includes two components: a Code Section 423 Component (the “423 Component”) and a non-Code Section 423 Component (the “Non-423 Component”). It is the intention of the Company to have the 423 Component qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the 423 Component, accordingly, shall be construed so as to extend and limit participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of options under the Non-423 Component, which does not qualify as an “employee stock purchase plan” under Section 423 of the Code; such options granted under the Non-423 Component shall be granted pursuant to rules, procedures or sub-plans adopted by the Administrator designed to achieve tax, securities laws or other objectives for Eligible Employees and the Company. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component. Offerings intended to be made under the Non-423 Component will be designated as such by the Administrator at or prior to the time of such Offering.
(c)    If a Participant transfers employment from the Company or any Designated Subsidiary participating in the 423 Component to a Designated Affiliate participating in the Non-423 Component, he or she shall immediately cease to participate in the 423 Component; however, any Contributions made for the Purchase Period in which such transfer occurs shall be transferred to the Non-423 Component, and such Participant shall immediately join the then current Offering under the Non-423 Component upon the same terms and conditions in effect for his or her participation in the Plan, except for such modifications as may be required by applicable law or otherwise applicable for Participants in such Designated Affiliates. A Participant who transfers employment from a Designated Affiliate participating in the Non-423 Component to the Company or any Designated Subsidiary participating in the 423 Component shall remain a Participant in the Non-423 Component until the earlier of (i) the end of the current Offering Period under the Non-423 Component, or (ii) the Enrollment Date of the first Offering Period in which he or she participates following such transfer. Notwithstanding the foregoing, the Administrator may establish different rules to govern transfers of employment between companies participating in the 423 Component and the Non-423 Component, consistent with the applicable requirements of Section 423 of the Code.
2.    Definitions.
(a)    “Administrator” means the Board or the Committee designated by the Board to administer the Plan pursuant to Section 14.
(b)     “Affiliate” means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Administrator, whether now or hereafter existing (which, for avoidance of doubt, shall include any Subsidiary).
(c)    “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where options are, or will be, granted under the Plan.
(d)    “Board” means the Board of Directors of the Company.
(e)    “Change in Control” means the occurrence of any of the following events:

(i) any “person”, as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of the Company's stock), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities (other than pursuant to a merger or consolidation described in clause (1) or (2) of subsection (iii) below);

(ii) individuals who, as of the date hereof, constitute the Board (as of the date hereof, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board;

(iii) the Company's stockholders approve a merger or consolidation of the Company with any other corporation, and such merger or consolidation is consummated, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than seventy-five percent (75%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as defined above) acquires more than thirty percent (30%) of the combined voting power of the Company's then outstanding securities; or

(iv) the Company's stockholders approve an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, and such sale or disposition is consummated.
For the avoidance of doubt, a transaction will not constitute a Change in Control if its sole purpose is either to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.
(f)    “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or U.S. Treasury Regulation thereunder will include such section or regulation and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(g)    “Committee” means the Compensation Committee of the Board, or to the extent permitted by Applicable Laws, the Committee on Employee Benefit Plans as constituted pursuant to the terms of the Company's 401(k) Plan, in each case unless otherwise determined by the Board.
(h)    “Common Stock” means the common stock of the Company.
(i)    “Company” means Staples, Inc, a Delaware corporation, or any successor thereto.
(j)    “Compensation” means an Eligible Employee's regular base straight time gross earnings (including payments for piece work in the case of employees of the American Identity division), commissions, sales rewards and other sales-related payments, exclusive of any other form of compensation including payments for incentive compensation, bonuses, overtime, shift premium, 13th/14th month payments or similar concepts under local law or any other similar compensation. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis for each Offering, establish a different definition of Compensation for a subsequent Offering Period. Further, the Administrator shall have discretion to determine the application of this definition to Participants outside the United States.
(k)    “Contributions” means the payroll deductions, any other additional payments that the Administrator may permit to be made by a Participant and any alternative forms of contributions permitted under Section 6(f) to fund the exercise of options granted pursuant to the Plan.
(l)    “Designated Affiliate” means any Affiliate that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Non-423 Component.
(m)    “Designated Subsidiary” means any Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the 423 Component.
(n)    “Director” means a member of the Board.
(o)    “Eligible Employee” means a person treated as an employee of the Company or a Designated Subsidiary or Designated Affiliate for purposes of Section 423 of the Code. For purposes of the Plan, the employment relationship will be treated as continuing intact where a Participant transfers employment between the Company, Designated Subsidiaries and/or Designated Affiliates and while an individual is on sick leave or other leave of absence that the Employer approves or is legally protected under Applicable Laws. Where a period of leave of absence exceeds three (3) months and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2 for options granted under the 423 Component) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act. Under the 423 Component, each exclusion shall be applied with respect to an Offering in a manner complying with U.S. Treasury Regulation Section 1.423-2(e)(2)(ii). A Participant shall be deemed to have ceased to be an Eligible Employee either upon an actual termination of employment or upon the corporation employing the Participant during an Offering Period ceasing to be an Affiliate of the Company, or if the Participant transfers to an Affiliate that is not a Designated Subsidiary or Designated Affiliate.
(p)    “Employer” means the Designated Subsidiary or Designated Affiliate that is the employer of the applicable Eligible Employee in accordance with the definition in subsection 2(o) above.
(q)    “Enrollment Date” means the first Trading Day of each Offering Period.
(r)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
(s)    “Exercise Date” means the last Trading Day of each Purchase Period.
(t)    “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market of the NASDAQ Stock Market or the New York Stock Exchange, its Fair Market Value will be the closing sales price for such stock as quoted on such exchange or system on the date of determination (or if no sales were reported on that date, on the last Trading Day such sales were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)    In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.
(u)     “New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.
(v)    “Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4. Unless otherwise specified by the Administrator, each Offering to the Eligible Employees of the Company, a Designated Subsidiary or a Designated Affiliate shall be deemed a separate Offering (the terms of which Offering under the Non-423 Component need not be identical), even if the dates and other terms of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each separate Offering under the Section 423 Component need not be identical, provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).
(w)    “Offering Periods” means the periods established in accordance with Section 4 during which an option granted pursuant to the Plan may be exercised on one or more Exercise Dates. The duration and timing of Offering Periods may be changed pursuant to Sections 4 and 21.
(x)    “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(y)    “Participant” means an Eligible Employee that participates in the Plan.
(z)    “Plan” means this Staples, Inc. 2012 Employee Stock Purchase Plan, including both the 423 and Non-423 Components, as amended from time to time.
(aa)    “Purchase Period” means a period of time within an Offering Period, as may be specified by the Administrator in accordance with Section 4, generally beginning on the Enrollment Date and ending on an Exercise Date. An Offering Period may consist of one or more Purchase Periods.
(bb)    “Purchase Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be determined for subsequent Offering Periods by the Administrator subject to compliance with Section 423 of the Code or any successor rule or provision or any other applicable law, regulation or stock exchange rule) or pursuant to Section 21.
(cc)    “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(dd)    “Trading Day” means a day on which the national stock exchange upon which the Common

Stock is listed is open for trading.
(ee)    “U.S. Treasury Regulations” means Treasury regulations issued by the Department of Treasury under the Code. Reference to a specific Treasury Regulation or Section of the Code shall include such Treasury Regulation or Section and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.
3.    Eligibility.
(a)    General. Unless otherwise provided in this Section 3 and subject to the requirements of Section 5, any Eligible Employee on a given Enrollment Date shall be eligible to participate in the Plan.
(b)    Non-U.S. Employees. Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens within the meaning of Section 7701(b)(1)(A) of the Code) may be excluded from participation in the Plan or an Offering if the participation of such Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. Further, in the case of the Non-423 Component, Eligible Employees may be excluded from participation in the Plan or an Offering if the Administrator has determined that participation of such Eligible Employees is not advisable or practicable
(c)    Limitations.  Notwithstanding any provisions of the Plan to the contrary, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate, which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.
4.    Offering Periods.  The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after January 1 and July 1 of each year, and terminating, respectively, on the last Trading Day on or before June 30 and December 31 of each year, or on such other dates as the Administrator will determine. Unless and until the Administrator determines otherwise in its discretion, each Offering Period shall consist of one six (6) month Purchase Period, which shall run simultaneously with the Offering Period. The Administrator will have the authority to establish additional or alternative sequential or overlapping Offering Periods, a different duration for one or more Offerings or Offering Periods or different commencement or ending dates for such Offering Periods with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter, provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. In addition, to the extent that the Administrator establishes overlapping Offering Periods with more than one Purchase Period in each Offering Period, the Administrator will have the discretion to structure an Offering Period so that if the Fair Market Value of the shares of Common Stock on the first Trading Day of a new Purchase Period within that Offering Period is less than or equal to the Fair Market Value of the shares of Common Stock on the Enrollment Date, then (i) that Offering Period will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering Period will be automatically enrolled in a new Offering Period beginning on the first Trading Day of such new Purchase Period.
5.    Participation. An Eligible Employee may participate in the Plan by (i) submitting to the Company's designated Human Resources representative, on or before a date determined by the Administrator prior to an applicable Enrollment Date, a properly completed subscription agreement authorizing Contributions in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure determined by the Administrator, and in either case completing any other forms and following any procedures for enrollment in the Plan as may be established by the Administrator from time to time.
6.    Contributions.
(a)    At the time a Participant enrolls in the Plan pursuant to Section 5, he or she will elect to have payroll deductions made on each pay day or other Contributions (to the extent permitted by the Administrator) made during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period, or such different maximum percentage as may be determined by the Administrator prior to any Offering Period; should a pay day occur on an Exercise Date, a Participant shall have the payroll deductions made on such day applied to his or her account under the current Purchase Period, unless otherwise provided by the Administrator. The Administrator, in its sole discretion, may permit all Participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date of each Offering Period. A Participant's subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.
(b)    Payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on the last pay day of the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.
(c)    All Contributions made for a Participant will be credited to his or her account under the Plan and payroll deductions will be made in whole percentages only. A Participant may not make any additional payments into such account.
(d)    A Participant may discontinue his or her participation in the Plan as provided in Section 10. If permitted by the Administrator, as determined in its sole discretion, for an Offering Period, a Participant may increase or decrease the rate of his or her Contributions during the Offering Period or Purchase Period by (i) properly completing and submitting to the Company's designated Human Resources representative, on or before a date determined by the Administrator prior to an applicable Exercise Date, a new subscription agreement authorizing the change in Contribution rate in the form provided by the Administrator for such purpose, or (ii) following an electronic or other procedure prescribed by the Administrator. If a Participant has not followed such procedures to change the rate of Contributions, the rate of his or her Contributions will continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 10). The Administrator may, in its sole discretion, limit the nature and/or number of Contribution rate changes that may be made by Participants during any Offering Period or Purchase Period, and may establish such other conditions or limitations as it deems appropriate for Plan administration. Any change in payroll deduction rate made pursuant to this Section 6(d) will be effective as soon as administratively practicable after the date on which the change is made by the Participant. Notwithstanding the foregoing, unless and until otherwise determined by the Administrator, a Participant shall not be permitted to increase or decrease his or her rate of Contributions during an Offering Period, with the exception that a Participant may withdraw from the Plan and receive a refund of Contributions in accordance with Section 10.
(e)    Notwithstanding the foregoing provisions of this Section 6, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c)(ii), a Participant's Contributions may be decreased to zero percent (0%) at any time during an Offering Period. Subject to Section 423(b)(8) of the Code and Section 3(c)(ii) hereof, Contributions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Offering Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.
(f)    Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Eligible Employees to participate in the Plan via cash, check or other means instead of payroll deductions if  payroll deductions are not permitted under applicable local law and, for any Offering under the 423 Component, the Administrator determines that cash contributions are permissible under Section 423 of the Code.
7.    Grant of Option.  On the Enrollment Date of each Offering Period, each Participant in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable

Purchase Price) up to a number of shares of Common Stock determined by dividing such Participant's Contributions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event will a Participant be permitted to purchase during each Purchase Period more than that number of whole shares of Stock determined by dividing Twelve Thousand Five Hundred Dollars ($12,500) by the Fair Market Value of a share of Common Stock on the Enrollment Date of such Offering Period and further provided that, if the Purchase Period is any period other than six (6) months, then the foregoing limit shall be adjusted proportionately to reflect the length of the Purchase Period. The Administrator may, in its discretion and prior to the Enrollment Date of any Offering Period, (i) change the maximum number of shares of Common Stock that may be purchased by a Participant in such Offering Period or on any Exercise Date within an Offering Period, including the method for determining such maximum, or (ii) specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants in an Offering Period or on any Exercise Date within an Offering Period. Further, the Board may limit the number or value of the shares of Common Stock made available for purchase in a qualified period (e.g., twelve (12) month period) by Participants in specified countries or working for specified Employers, if necessary to avoid securities law filings, achieve tax objectives or to meet other Company compliance objectives in particular locations outside the United States, provided that any such limitation is imposed under the Non-423 Component or, with respect to any Offering under the 423 Component, is imposed on an equal basis to all Participants under such Offering or as otherwise permitted in accordance with Section 423 of the Code and the U.S. Treasury Regulations thereunder. Exercise of the option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.
8.    Exercise of Option.
(a)    Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account. Unless otherwise determined by the Administrator prior to the Enrollment Date of any Offering Period, fractional shares calculated up to five (5) decimal places will be purchased. In the event that the Administrator determines not to allow the purchase of fractional shares, any Contributions accumulated in a Participant's account which are not sufficient to purchase a full share may be retained in the Participant's account for the subsequent Offering Period or Purchase Period, subject to earlier withdrawal by the Participant as provided in Section 10. Any other funds left over in a Participant's account after the Exercise Date will be returned to the Participant. During a Participant's lifetime, a Participant's option to purchase shares hereunder is exercisable only by him or her.
(b)    If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or (y) provide that the Company will make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 21. The Company may make a pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company's stockholders subsequent to such Enrollment Date.
(c)    Tax Withholding. At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company's or Employer's federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs), including, for the avoidance of doubt, any liability to pay an employer tax or social insurance contribution which has been shifted from the Company or any Employer to the Participant as a matter of law or contract. At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant's compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the Employer deems appropriate.
9.    Delivery.  As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time, and/or may establish procedures to permit tracking of dispositions of shares.
10.    Withdrawal.
(a)    A Participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company's designated Human Resources representative a written notice of withdrawal in the form determined by the Administrator for such purpose, or (ii) following an electronic or other withdrawal procedure determined by the Administrator. Further, unless otherwise determined by the Administrator, any Participant who elects to decrease the rate of his or her Contributions to zero percent (0%) during an Offering Period shall be deemed to withdraw from participation in the Plan. The Administrator may impose, from time to time, a requirement that the applicable notice of withdrawal from the Plan be on file with the Company for a reasonable period prior to the effectiveness of the Participant's withdrawal. All of the Participant's Contributions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant's option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5.
(b)    A Participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.
11.    Termination of Eligible Employee Status. Upon a Participant's ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant's account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such Participant's option will be automatically terminated.
12.    Interest. No interest will accrue on the Contributions of a Participant in the Plan, except as may be required by applicable law, as determined by the Company, and if so required by the laws of a particular jurisdiction, shall apply to all Participants in the relevant Offering except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f), or with respect to any Offering under the Non-423 Component, the payment of interest shall apply as determined by the Administrator.
13.    Stock.
(a)    Basic Limitation. Subject to adjustment upon changes in capitalization of the Company as provided in Section 20 hereof, a maximum of Fifteen Million (15,000,000) shares of Common Stock will be made available for sale under the Plan. All or any portion of such maximum number of shares may be issued under the Section 423 Component.
(b)    Rights as an Unsecured Creditor. Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of or broker selected by the Company), a Participant will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.
(c)    Source of Shares. Any shares of Common Stock issued upon exercise may consist, in whole or in part, of authorized and unissued shares or of treasury shares.
14.    Administration. The Plan will be administered by the Board or the Committee. Unless otherwise determined by the Board, in connection with the administration of the Plan, any two of the Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary or Executive Vice President-Human Resources of the Company, acting jointly, by and behalf of the Company, shall have the authority (a) to negotiate, fix and vary the terms of, and to execute and deliver, contracts, agreements, assignments, concessions, licenses, options and all other similar instruments, (b) to engage any agents or contractors, including banks, stock brokers and attorneys, (c) to amend the Plan, and (d) to otherwise do all acts and things necessary or suitable in connection with the exercise of any of the aforementioned powers; provided, that no such authorization shall extend to any amendment of the Plan that increases the number of shares of Common Stock available for purchase under the Plan or otherwise requires stockholder approval under applicable tax or stock exchange rules. Notwithstanding the foregoing, the Board or the Compensation Committee of the Board shall administer the Plan to the extent necessary to comply with Applicable Laws.
Unless otherwise determined by the Board (within the constraints of Applicable Laws), the Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to designate separate Offerings under the Plan, to determine which entities shall be Designated Subsidiaries or Designated Affiliates, to determine eligibility, to adjudicate all disputed claims filed under the Plan (including making factual determinations), to change the Offering Periods and Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period or Purchase Period, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed subscription agreements, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan, including adopting amendments to the Plan and/or outstanding options as permitted by Section 21 below.
Further, the Administrator, or its delegee to the extent permitted by Applicable Laws, may adopt such rules, procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the United States, the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of Section 13(a) hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. To the extent inconsistent with the requirements of Section 423, any such sub-plan shall be considered part of the Non-423 Component, and rights granted thereunder shall not be required by the terms of the Plan to comply with Section 423 of the Code. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, establishment of the exchange ratio applicable to Contributions withheld in a currency other than U.S. dollars, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. Every finding, decision and determination made by the Administrator will be final and binding upon all parties.
15.    Death of Participant. In the event of the death of a Participant, any shares of Common Stock and cash, if any, from the Participant's account under the Plan will be delivered to the executor, administrator or personal representative of the estate of the Participant, or such other individual as may be prescribed by applicable law.
16.    Transferability. Neither Contributions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.
17.    Use of Funds. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under Offerings in which applicable local law requires that Contributions to the Plan by Participants be segregated from the Company's general corporate funds and/or deposited with an independent third party for Participants in non-U.S. jurisdictions. Until shares of Common Stock are issued, Participants will only have the rights of an unsecured creditor with respect to such shares.
18.    Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.
19.    No Right to Employment. Participation in the Plan by a Participant shall not be construed as giving a Participant the right to be retained as an employee of the Company or a Subsidiary or Affiliate, as applicable. Furthermore, the Company or a Subsidiary or Affiliate may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.
20.    Adjustments, Dissolution, Liquidation or Change in Control.
(a)    Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, and the numerical limits of Section 7.
(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company's proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant's option has been changed to the New Exercise Date and that the Participant's option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.
(c)    Change in Control. In the event of a Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, then, in the sole discretion of the Administrator, either (i) all outstanding options will be cancelled by the Administrator as of a date prior to the effective date of the Change in Control and all Contributions shall be refunded to the Participants; or (ii) the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period shall end. The New Exercise Date will occur before the date of the Company's proposed Change in Control. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant's option has been changed to the New Exercise Date and that the Participant's option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof. Notwithstanding the foregoing, if the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least seventy-five percent (75%) by voting power of the capital stock of the surviving corporation, the holder of each option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such option for each share of Common Stock as to which such option shall be exercised the securities or property which a holder of such shares of Common Stock was entitled to upon and at the time of such merger or consolidation, and the Administrator shall take such steps in connection with such merger or consolidation as the Administrator shall deem necessary to assure that the provisions of Section 20(a) shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such option might thereafter be entitled to receive thereunder.
21.    Amendment or Termination.
(a)    The Administrator, in its sole discretion (except as provided in Section 14), may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 20). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants' accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under local laws, as further set forth in Section 12 hereof) as soon as administratively practicable. In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are then authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Administrator as participating companies under the Plan.
(b)     In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(i)    amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;
(ii)    altering the Purchase Price for any Purchase Period or Offering Period including a Purchase Period or Offering Period underway at the time of the change in Purchase Price;
(iii)    shortening any Offering Period by setting a New Exercise Date, including an Offering Period underway at the time of the Administrator action;
(iv)    reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and
(v)    reducing the maximum number of shares of Common Stock a Participant may purchase during any Offering Period.
Such modifications or amendments will not require stockholder approval or the consent of any Plan Participants.
(c)    The Administrator may amend an outstanding option or grant a replacement option for a option previously granted under the Plan if, in the Administrator's discretion, it determines that (i) the tax consequences of such option to the Company or the Participant differ from those consequences that were expected to occur on the date the option was granted, (ii) clarifications or interpretations of, or changes to, tax law or regulations permit options to be granted that have more favorable tax consequences than initially anticipated, or (iii) such amendment is necessary or advisable to comply with applicable local laws.
22.    Notices.  All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
23.    Notification Of Disposition Of Shares. As a condition of participation in the Plan, the Company requires Participants in an Offering under the 423 Component to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an option. The Company may further require that until such time as a Participant in an Offering under the 423 Component disposes of shares acquired upon exercise of an option, the Participant shall hold all such shares in the Participant's name (or, if elected by the Participant, in the name of the Participant and his or her spouse but not in the name of any nominee) until the later of two years after the date of grant of such option or one year after the date of exercise of such option. The Company may direct that the certificates evidencing shares acquired by exercise of an option refer to such requirement to give prompt notice of disposition.
24.    Conditions Upon Issuance of Shares.  Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance. The inability or impracticability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan, or the approval of any securities exchange or market system upon which the Common Stock may then be listed, if any, deemed by the Company's legal counsel to be necessary to the issuance and sale of any shares under the Plan in compliance with the requirements of such securities exchange or market system, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority or approval shall not have been obtained. As a condition to the exercise of an option, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.
25.    Code Section 409A.  The Plan is exempt from the application of Code Section 409A and any ambiguities herein will be interpreted to so be exempt from Code Section 409A. The Non-423 Component is intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant's consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Code Section 409A. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto.
26.    Tax-Qualification. Although the Company may endeavor to (i) qualify an option for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 25. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.
27.    Term of Plan. Subject to Section 28 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect until terminated under Section 21.
28.    Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
29.    Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Massachusetts (except its choice-of-law provisions). Unless otherwise determined by the Administrator in its discretion, Participants are deemed to submit to the exclusive jurisdiction and venue of the competent federal or state courts of the State of Massachusetts to resolve any and all issues that may arise out of or relate to the Plan or the subscription agreement.
30.    Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.
31.    Dividends on Shares Purchased under the Plan. Unless otherwise determined by the Administrator, each Participant agrees, for so long as shares of Common Stock purchased by the Participant at any time under the Plan (the “Purchased Shares”) are held by the individual in an account with a bank, transfer agent, or other financial institution designated by the Company to hold the Purchased Shares (the “Financial Institution”), to (a) participate in the Staples, Inc. dividend reinvestment program maintained by the Financial Institution (the “DRIP”) such that the individual shall receive, in lieu of any cash dividend paid or payable by the Company with respect to the individual's Purchased Shares that are held in an account with the Financial Institution (the “Captive Shares”), shares of Common Stock (including any fractional shares) pursuant to the terms of the DRIP, and (b) allow the Company to take all reasonably necessary and appropriate actions to ensure that the amount of any cash dividend paid or payable by the Company with respect to the employee's Captive Shares is paid in the form of Common Stock instead of cash.
32.    Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan.